Exhibit 99.1

DeVry Inc. Reports Fiscal 2005 Fourth Quarter, Year-End Results, Summer Enrollment; DeVry University New Undergraduate Students Increased 7.3 Percent

    OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--Aug. 18, 2005--DeVry Inc. (NYSE:DV), an international higher education company, today reported financial results for the fiscal 2005 fourth quarter and year-end, and 2005 summer enrollment.
    Revenues for the fourth quarter were $196.5 million, compared with $200 million for the same quarter one year ago. For the full-year ended June 30, 2005, revenues were $781.3 million, compared to $784.9 million last year.
    Net income for the quarter totaled $6.4 million, or $0.09 per fully diluted share, compared with $15.7 million, or $0.22 per fully diluted share, for the same period last year. The fiscal 2005 fourth quarter includes approximately $1.5 million in pre-tax charges related to the proposed sale of a facility in the Denver area and $3.3 million for costs related to workforce reductions in the fourth quarter of fiscal 2005. For the full-year, net income was $28.5 million or $0.40 per share.
    "Although financial results in fiscal 2005 were lower than the previous year, we have established a strong foundation for improved results in fiscal 2006 and beyond," said Ronald L. Taylor, DeVry's chief executive officer. "Positive new student enrollment in spring and summer at DeVry University is very encouraging and reflects solid implementation of our growth plan. We remain optimistic about the growth prospects open to us within the areas of business, technology and healthcare."
    At DeVry University, new undergraduate student enrollment in summer 2005 increased 7.3 percent to 11,293 students, compared to 10,522 in summer 2004. Total undergraduate student enrollment in summer 2005 was 36,220 students, or 4.8 percent lower compared to 38,036 students in the prior year, as a result of previous enrollment shortfalls.
    For the May 2005 session, the total number of coursetakers at Keller Graduate School of Management increased 8.7 percent to 12,113 coursetakers compared to 11,140 in the prior year. In the July 2005 session, coursetakers increased 11.3 percent to 11,434 from 10,276 coursetakers in July 2004.
    The total number of online undergraduate and graduate coursetakers for summer 2005, included in the enrollment figures above, increased
67.3 percent to 21,068, compared to 12,590 last year.
    The total number of students enrolled at Ross University for the May 2005 term declined 8.5 percent to 3,029, compared to 3,310 last year. The decrease in enrollments is a result of higher standards in Ross University's admission criteria and academic progress requirements, which affected both new student recruiting and student retention. The company expects new student enrollment at Ross to improve during fiscal 2006 as a result of a reallocation of marketing and recruiting resources.
    During fiscal 2005, nearly 40,000 students enrolled in Becker Professional Review exam preparation courses. Becker posted record revenue of almost $44 million for the 2005 fiscal year.
    "We are fully engaged in implementing our five-point plan to return to historical growth in enrollment and to increase operational efficiency," said Daniel Hamburger, president and chief operating officer. "While we have seen improvement in many areas, there is still progress to be made in recruiting full-time day students at DeVry University and in growing enrollments at Ross University."
    DeVry Inc. will hold a conference call to discuss its fiscal 2005 fourth quarter and year-end results on August 18, 2005 at 3:30 p.m. Central Time (4:30 p.m. Eastern Time). The conference call will be led by Ronald Taylor, chief executive officer; Daniel Hamburger, president and chief operating officer and Norman Levine, senior vice president and chief financial officer.
    For those wishing to participate by telephone, dial 800-240-5318 (domestic) or 303-262-2140 (international). DeVry Inc. will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of the company's Web site at http://www.shareholder.com/devry/medialist.cfm. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.
    The company will archive a telephone replay of the call until September 1, 2005. To access the replay, dial 800-405-2236 (domestic) or 303-590-3000 (international), enter the passcode 11036783 or to access the webcast replay, please visit http://www.shareholder.com/devry/medialist.cfm.

    DeVry Inc. (NYSE:DV) is the holding company for DeVry University, Ross University, Deaconess College of Nursing and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degree programs. Deaconess College of Nursing offers associate and bachelor's degree programs in nursing. Becker Professional Review, which includes Stalla CFA Review, provides preparatory coursework for the certified public accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devryinc.com.


Summer 2005 Enrollment Results
-------------------------------
DeVry University                Summer 2005   Summer 2004   Increase/
                                                            (Decrease)
New undergraduate students
 (onsite/online)                    11,293        10,522          7.3%
Total undergraduate students
 (onsite/online)                    36,220        38,036        (4.8%)

                                  July 2005     July 2004   Increase/
                                                            (Decrease)
Graduate coursetakers
 (onsite/online)                    11,434        10,276         11.3%
Online coursetakers(a)              21,068        12,590         67.3%

                                   May 2005      May 2004   Increase/
                                                            (Decrease)
Graduate coursetakers
 (onsite/online)                    12,113        11,140          8.7%

Ross University                      3,029         3,310        (8.5%)


(a)Online coursetakers are included in the new and total undergraduate student and graduate coursetaker counts.

    Certain statements contained in this release, including those that affect DeVry's expectations or plans, may constitute forward-looking statements pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Potential risks and uncertainties include, but are not limited to, market conditions, dependence on student financial aid, state and provincial approval and licensing requirements, and the other factors detailed in the company's Securities and Exchange Commission filings.


  DeVry Inc.

  Fourth Quarter Ended June 30:
--------------------------------
                                       Fiscal Year        Fiscal Year
                                             2005                2004
                                --------------------------------------
  Revenues                           $196,456,000        $200,043,000
  Net Income                            6,441,000          15,696,000

  Earnings Per Common Share
       Basic                                $0.09               $0.22
       Diluted                              $0.09               $0.22

  Number of Common Shares
       Basic                           70,442,000          70,306,000
       Diluted                         70,660,000          70,926,000


  Fiscal Year Ended June 30:
----------------------------
                                         Fiscal Year      Fiscal Year
                                             2005             2004
                                 -------------------------------------
  Revenues                              $781,304,000     $784,885,000
  Income Before Cumulative Effect
  of Change in Accounting                 26,734,000       58,061,000
  Net Income                              28,544,000       58,061,000

  Earnings Per Common Share
    Basic:
      Income Before Cumulative Effect of
       Change in Accounting                    $0.38            $0.83
      Net Income                               $0.41            $0.83
    Diluted:
      Income Before Cumulative Effect of
       Change in Accounting                    $0.38            $0.82
      Net Income                               $0.40            $0.82

  Number of Common Shares
    Basic                                 70,383,000       70,142,000
    Diluted                               70,591,000       70,757,000

  June 30:
----------
  Actual Shares Outstanding               70,475,000       70,331,000


                              DEVRY INC.
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)

                              -----------
                              PRELIMINARY

                                                          June 30,
                                                  --------------------
                                                      2005       2004
                                                  ---------  ---------
ASSETS:

  Current Assets:
  ---------------

       Cash and Cash Equivalents                  $161,823   $146,227
       Restricted Cash                              13,935     13,457
       Accounts Receivable, Net                     39,226     28,150
       Inventories                                     164      3,281
       Deferred Income Taxes                        17,142      7,619
       Prepaid Expenses and Other                   10,048     10,141
                                                  ---------  ---------

           Total Current Assets                    242,338    208,875
                                                  ---------  ---------

  Land, Buildings and Equipment:
  ------------------------------

       Land                                         68,013     64,256
       Buildings                                   212,428    203,651
       Equipment                                   234,201    222,898
       Construction In Progress                     15,813      6,214
                                                  ---------  ---------

                                                   530,455    497,019

       Accumulated Depreciation and
        Amortization                              (243,688)  (210,132)
                                                  ---------  ---------

           Land, Buildings and Equipment, Net      286,767    286,887
                                                  ---------  ---------

  Other Assets:
  -------------

       Intangible Assets, Net                       73,699     86,346
       Goodwill                                    289,308    284,397
       Perkins Program Fund, Net                    13,290     12,247
       Other Assets                                  4,633      5,380
                                                  ---------  ---------

           Total Other Assets                      380,930    388,370
                                                  ---------  ---------

  TOTAL ASSETS                                    $910,035   $884,132
                                                  =========  =========


                              DEVRY INC.
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)

                              -----------
                              PRELIMINARY

                                                        June 30,
                                                  --------------------
                                                      2005       2004
                                                  ---------  ---------
LIABILITIES:

  Current Liabilities:
  --------------------

    Current Portion of Revolving Loan              $50,000    $35,000
    Accounts Payable                                30,681     27,349
    Accrued Salaries, Wages and Benefits            34,071     31,041
    Accrued Expenses                                34,527     24,610
    Advance Tuition Payments                        14,685     16,819
    Deferred Tuition Revenue                        22,823     21,830
                                                  ---------  ---------

         Total Current Liabilities                 186,787    156,649
                                                  ---------  ---------

  Other Liabilities
  -----------------

    Revolving Loan                                  50,000     90,000
    Senior Debt                                    125,000    125,000
    Deferred Income Taxes                           21,343     17,660
    Accrued Employment Agreements                    6,352      3,679
    Deferred Rent and Other                         12,629     12,887
                                                  ---------  ---------

         Total Other Liabilities                   215,324    249,226
                                                  ---------  ---------

  TOTAL LIABILITIES                                402,111    405,875
                                                  ---------  ---------

SHAREHOLDERS' EQUITY:

  Common Stock, $0.01 Par Value, 200,000,000
   Shares Authorized; 70,475,000 and 70,331,000
   Shares Outstanding at June 30, 2005 and
   2004, Respectively                                  706        704
  Additional Paid-in Capital                        73,372     71,797
  Retained Earnings                                433,580    405,036
  Accumulated Other Comprehensive Income               266        720
                                                  ---------  ---------

  TOTAL SHAREHOLDERS' EQUITY                       507,924    478,257
                                                  ---------  ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $910,035   $884,132
                                                  =========  =========


                              DEVRY INC.
                   CONSOLIDATED STATEMENTS OF INCOME
                   ---------------------------------
          (Dollars in Thousands Except for Per Share Amounts)

                              PRELIMINARY


                                For The Quarter        For The Year
                                 Ended June 30,        Ended June 30,
                              -------------------  -------------------

                                  2005      2004       2005      2004
                              --------- ---------  --------- ---------

REVENUES:

  Tuition                     $184,308  $186,993   $737,132  $737,546
  Other Educational             11,799    13,032     43,530    47,173
  Interest                         349        18        642       166
                              --------- ---------  --------- ---------

          Total Revenues       196,456   200,043    781,304   784,885
                              --------- ---------  --------- ---------

COSTS AND EXPENSES:

  Cost of Educational
   Services                    109,019   105,909    437,345   420,108
  Student Services and
   Administrative Expense       76,422    70,437    300,165   275,587
  Interest Expense               2,656     1,821      9,047     7,834
                              --------- ---------  --------- ---------

          Total Costs and
           Expenses            188,097   178,167    746,557   703,529
                              --------- ---------  --------- ---------

Income Before Income Taxes and
 Cumulative Effect of
  Change in Accounting           8,359    21,876     34,747    81,356

Income Tax Provision             1,918     6,180      8,013    23,295
                              --------- ---------  --------- ---------

Income Before Cumulative
 Effect of Change
  in Accounting                  6,441    15,696     26,734    58,061

Cumulative Effect of Change in
 Accounting, Net of Tax              -         -      1,810         -
                              --------- ---------  --------- ---------

NET INCOME                      $6,441   $15,696    $28,544   $58,061
                              ========= =========  ========= =========

EARNINGS PER COMMON SHARE
  Basic
    Income Before Cumulative
     Effect of Change in
     Accounting                  $0.09     $0.22      $0.38     $0.83
    Cumulative Effect of Change
     in Accounting                   -         -       0.03         -
                              --------- ---------  --------- ---------
    Net Income                   $0.09     $0.22      $0.41     $0.83
                              ========= =========  ========= =========
  Diluted
    Income Before Cumulative
     Effect of Change in
     Accounting                  $0.09     $0.22      $0.38     $0.82
    Cumulative Effect of Change
     in Accounting                   -         -       0.02         -
                              --------- ---------  --------- ---------
    Net Income                   $0.09     $0.22      $0.40     $0.82
                              ========= =========  ========= =========


                              DEVRY INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Dollars in Thousands)

                              -----------
                              PRELIMINARY


                                          For The Year Ended June 30,
                                         -----------------------------
                                             2005      2004      2003
                                         --------- --------- ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income                               $28,544   $58,061   $61,148
 Adjustments to Reconcile Net Income to
  Net Cash Provided by Operating Activities:

    Depreciation                           42,353    40,836    37,758
    Amortization                           15,213    14,748     2,574
    Provision for Refunds and
     Uncollectible Accounts                43,521    35,495    34,501
    Deferred Income Taxes                  (5,840)    5,470     8,940
    Loss on Disposals of Land, Buildings
     and Equipment                            803       439       263
    Changes in Assets and Liabilities,
     Net of Effects from
      Acquisitions of Businesses:
         Restricted Cash                     (412)      595     6,206
         Accounts Receivable              (54,267)  (39,340)  (23,633)
         Inventories                        3,131     1,034       592
         Prepaid Expenses And Other         2,153    (3,153)   (3,070)
         Perkins Program Fund
          Contribution and Other             (764)      654    (1,114)
         Accounts Payable                   2,852     8,483    (2,132)
         Accrued Salaries, Wages,
          Expenses and Benefits            12,530      (685)    2,061
         Advance Tuition Payments          (2,299)    6,251    (6,997)
         Deferred Tuition Revenue              40     5,539   (16,904)
                                         --------- --------- ---------

 NET CASH PROVIDED BY OPERATING
  ACTIVITIES                               87,558   134,427   100,193
                                         --------- --------- ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital Expenditures                     (42,909)  (42,808)  (43,762)
 Payments for Purchases of Businesses,
  Net of Cash Acquired                     (4,861)   (1,493) (295,908)
                                         --------- --------- ---------

 NET CASH USED IN INVESTING ACTIVITIES    (47,770)  (44,301) (339,670)
                                         --------- --------- ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from Exercise of Stock
  Options                                   1,091     2,631       404
 Proceeds from Revolving Credit
  Facility                                 45,000    25,000   165,000
 Repayments Under Revolving Credit
  Facility                                (70,000)  (65,000)        -
 Proceeds from Senior Note Issuance             -         -   125,000
                                         --------- --------- ---------

 NET CASH (USED IN) PROVIDED BY FINANCING
  ACTIVITIES                              (23,909)  (37,369)  290,404
                                         --------- --------- ---------

Effects of Exchange Rate Differences         (283)       (1)       29
                                         --------- --------- ---------

NET INCREASE IN CASH AND CASH
 EQUIVALENTS                               15,596    52,756    50,956

Cash and Cash Equivalents at Beginning
 of Year                                  146,227    93,471    42,515
                                         --------- --------- ---------

Cash and Cash Equivalents at End of
 Year                                    $161,823  $146,227   $93,471
                                         ========= ========= =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
 Interest Paid During the Year             $7,063    $7,091      $662
 Income Taxes Paid During the Year, Net     7,450    22,471    17,373


    CONTACT: DeVry Inc.
             Joan Bates (Investor), 630-574-1949
             or
             Dresner Corporate Services
             Sarah Komuniecki (Media), 312-780-7208